As filed with the Securities and Exchange Commission
                                on July 1, 1994
                                                        Registration No.______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             St. Jude Medical, Inc.
             (Exact name of registrant as specified in its charter)
                 Minnesota                                      41-1276891
         (State or other jurisdic-                            (I.R.S. Employer
         tion of incorporation                               Identification No.)
         or organization)

                               One Lillehei Plaza
                           St. Paul, Minnesota 55117
             (Address of principal executive offices and zip code)


                 ST. JUDE MEDICAL, INC. 1994 STOCK OPTION PLAN
                            (Full title of the Plan)


                               Stephen L. Wilson
              Vice President, Finance and Chief Financial Officer
                             St. Jude Medical, Inc.
                               One Lillehei Plaza
                           St. Paul, Minnesota 55117
                                 (612) 483-2000
           (Name, address and telephone number of agent for service)

                                    Copy to:

                             Thomas H. Garrett III
                               Lindquist & Vennum
                                4200 IDS Center
                          Minneapolis, Minnesota 55402
                                 (612) 371-3211



                       This Form S-8 consists of 22 pages
                       (including exhibits). The index to
                        exhibits is set forth on page 7.





                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                       Proposed     Proposed
Title of                                Maximum     Maximum
Securities             Amount          Offering     Aggregate      Amount of
to be                  to be            Price        Offering     Registration
Registered           Registered        Per Share(1)  Price(1)        Fee
- --------------------------------------------------------------------------------

Common Stock        4,000,000 shares    $28.375   $113,500,000     $39,137.93
$.10 Par Value


- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices of the Company's Common Stock on the NASDAQ National Market System on June 24, 1994.









                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                    PART II

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993.

         (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1994.

         (c) The Definitive Proxy Statement dated March 28, 1994 for the 1994 Annual Meeting of Shareholders held on May 4, 1994.

         (d) The Current Report on Form 8-K dated January 4, 1994.

         (e) The description of the Company's Preferred Stock Purchase Rights as set forth in the Company's Registration Statement on Form 8-A dated June 10, 1987, as amended August 9, 1989 and subsequently amended as of July 6, 1990.

         The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.10 per share, and 25,000,000 shares of Preferred Stock, par value $1.00 per share. No share of Common Stock is entitled to preference over any other share, and each share is equal to any other share in all respects. In any distribution of capital assets, whether voluntary or involuntary, holders of Common Stock have no preemptive rights. There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares will not be able to elect any directors.

         The Board of Directors is authorized to determine, without any further action by the holders of the Company's Common Stock, the voting rights, dividend rights, dividend rate, redemption rights or privileges, rights on liquidation or dissolution, conversion rights and privileges, sinking or purchase fund rights and other preferences, privileges, and restrictions of any series of Preferred Stock, the number of shares constituting any such series, and the designation thereof. Should the Board of Directors elect to exercise its authority, the rights, preferences and privileges of holders of the Company's Common Stock would be made subject to the rights, preferences and privileges of the Preferred Stock.

         The Board of Directors may utilize the Company's capital stock in defensive tactics designed to make more difficult or thwart a takeover of the Company. In addition, other provisions of the Company's Articles of
Incorporation have an anti-takeover effect. Article IX of the Articles of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into three classes with approximately one-third of the directors to stand for election each year for a three-year term. In addition, the directors may be removed only for cause and only upon the affirmative vote of the holders of 80% of the outstanding voting power of the Company. Article IX may moderate the pace of any change in the Board of Directors by extending the time required to replace a majority of the incumbent directors. Article XIII of the Articles of Incorporation includes a "fair price" provision which will make it more difficult for a person to stage a "two-tier" acquisition of the Company if the second tier of the acquisition is at a lower price than the first tier. A 75% shareholder vote is required for such a two-tier merger that is not approved by a majority of the continuing directors. Article XIII is an attempt to assure that shareholders will receive the same price as received in the first-tier acquisition or a minimum price under the formula contained in the fair price provision.

         Certain of the provisions described above could delay or frustrate the assumption of control by the holder of a large block of the Company's capital stock or the removal of incumbent Directors even if such assumption or removal would be beneficial to the shareholders as a whole, and could make more difficult or discourage a merger, tender offer or proxy contest even if such event would be favorable to the interest of the shareholders. By discouraging a takeover attempt, these provisions may have the incidental effect of inhibiting the temporary fluctuations of the market price of the Company's shares of Common Stock which may result from actual or rumored takeover attempts.

         On March 11, 1987, the Company adopted a shareholders' rights plan, the terms of which are set forth in a Rights Agreement dated as of March 11, 1987, amended as of July 24, 1989 and amended and restated as of June 26, 1990, between the Company and Norwest Bank Minnesota, N.A. Upon the occurrence of certain events, the plan entitles the registered holder of each outstanding share of Common Stock to purchase one-tenth of a share of Series A Junior Participating Preferred Stock at $150 per one-tenth of a share. This plan is described in the Company's Registration Statement on Form 8-A dated June 10, 1987, as amended August 9, 1989 and subsequently amended as of July 6, 1990. The Form 8-A Registration Statement and the amendments thereto are incorporated by reference into this Form S-8.

         (f) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Thomas H. Garrett III, Secretary and Director of the Company, is a partner in Lindquist & Vennum, the law firm passing on the validity of the securities issued under the St. Jude Medical, Inc. 1994 Stock Option Plan.

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws provide that the Company shall indemnify any person made or threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the corporation, by reason of the former or present official capacity of the person, provided the person seeking indemnification meets five criteria set forth in Section 302A.521 of the Minnesota Business Corporation Act.

         The Company's Bylaws also authorize the Board of Directors, to the extent permitted by applicable law, to indemnify any person or entity not described in the Bylaws pursuant to, and to the extent described in, an agreement between the Company and such person, or as otherwise determined by the Board of Directors in its discretion.

         The Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification against certain costs incurred by each director and officer made or threatened to be made a party to a proceeding because of his or her official capacity as a director or officer. The indemnification agreements provide for indemnification to the full extent permitted by Minnesota law.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions or such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit                                                               Page

                 4(a).St. Jude Medical, Inc.
                 1994 Stock Option Plan . . . . . . . . . . . .          12

                 5(a).     Opinion and Consent of Lindquist & Vennum
                 as to the legality of the securities being
                 registered  . . . . . . . . . . . . . . . . . .         20

                 23(a).    Consent of Lindquist & Vennum (included in
                 Exhibit 5(a)) . . . . . . . . . . . . . . . . .         20

                 23(b).    Consent of independent auditors . . .         21



Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on June 29, 1994.

                                            St. Jude Medical, Inc.


                          By /s/ Ronald A. Matricaria
                              Ronald A. Matricaria
                              President and Chief Executive
                              Officer



                               POWER OF ATTORNEY

         The undersigned officers and directors of St. Jude Medical, Inc. hereby constitute and appoint Ronald A. Matricaria and Lawrence A. Lehmkuhl with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                             Title                          Date
- --------------------------------------------------------------------------------
/s/ Ronald A. Matricaria    President, Chief Executive             June 29, 1994
Ronald A. Matricaria        Officer and Director (Principal
                            Executive Officer)




/s/ Stephen L. Wilson       Vice President, Finance                June 29, 1994
Stephen L. Wilson           and Chief Financial
                            Officer (Principal Financial
                            and Accounting Officer)


/s/ Lawrence A. Lehmkuhl    Chairman of the Board                  June 29, 1994
Lawrence A. Lehmkuhl        of Directors


/s/ Frank A. Ehmann         Director                               June 29, 1994
Frank A. Ehmann


/s/ Thomas H. Garrett III   Director                               June 29, 1994
Thomas H. Garrett III


/s/ William R. Miller       Director                               June 29, 1994
William R. Miller


/s/ Charles V. Owens, Jr.   Director                               June 29, 1994
Charles V. Owens, Jr.


/s/ Walter L. Sembrowich    Director                               June 29, 1994
Walther L. Sembrowich


/s/ Roger G. Stoll          Director                               June 29, 1994
Roger G. Stoll


/s/ James S. Womack         Director                               June 29, 1994
James S. Womack


                                                                    July 1, 1994




                             1994 STOCK OPTION PLAN

             SECTION 1.  General Purpose of Plan and Definitions.

         The name of this plan is the St. Jude Medical, Inc. 1994 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable St. Jude Medical, Inc. (the "Company") and its Subsidiaries to retain and attract executives, key employees and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

             For purposes of the Plan, the following terms shall be defined as set forth below:

                 a. "Board" means the Board of Directors of the Company.

                 b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

                 c. "Code" means the Internal Revenue Code of 1986, as amended.

                 d. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

                 e. "Company" means St. Jude Medical, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

                 f.  "Disability"   means  permanent  and  total  disability  as
                 determined by the Committee.

                 g. "Disinterested Person" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

                 h. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company or any Subsidiary corporation.

                 i. "Fair Market Value" means the value of the Stock on a given date as determined in accordance with Section 422(c)(7) of the Code and any applicable Treasury Department regulations promulgated thereunder.

                 j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

                 k. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

                 l. "Normal Retirement" means retirement from active employment with the Company or any Subsidiary corporation on or after age 65.

                 m. "Outside Director" shall have the meaning set forth in Treasury Regulation section 1.162-27(e)(3), as proposed by the Treasury Department on December 20, 1993, and as it may be amended from time to time.

                 n.   "Retirement" means Normal Retirement or Early Retirement.

                 o. "Stock" means the common stock, $.10 par value per share, of the Company.

                 p. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

                 q. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of a Stock Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as provided in Section 424(f) of the Code.

             SECTION 2.  Administration.

             The Plan shall be administered by the Board or by a Committee of not less than two directors, all of whom are Outside Directors and Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

             The Committee shall have the power and authority to grant Stock Options to eligible persons, pursuant to the terms of the Plan.

             In particular, the Committee shall have the authority:

                 (a) to select the officers and other key employees of the Company or its Subsidiaries, and consultants and other persons having a contractual relationship with the Company or its Subsidiaries, to whom Stock Options may from time to time be granted hereunder;

                 (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, or a combination of the foregoing, are to be granted hereunder;

                 (c) to determine the number of shares to be covered by each such award granted hereunder; and

                 (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder and to amend such terms and conditions (including, but not limited to, any amendment which accelerates the exercisability of any award).

             The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to the President and Chief Executive Officer of the Company for the purposes of selecting employees who are not officers of the Company for purposes of (a) above, and of making the determinations described in (b), (c) and (d) above with respect to those optionees.

             All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

             SECTION 3.  Stock Subject to Plan.

             The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,000,000 shares, subject to increase or decrease in the event of any adjustment required in the paragraph below. Such shares may consist, in whole or in part, of authorized and unissued shares. If any shares that have been optioned cease to be subject to Options, such shares shall again be available for distribution in connection with future awards under the Plan.

             In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split (reverse or other), other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

             SECTION 4.  Eligibility.

             Officers, other key employees of the Company or its Subsidiaries, and consultants and other persons having a contractual relationship with the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options under the Plan. The optionees under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

             SECTION 5.  Stock Options.

             Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

             The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after February 10, 2004.

             The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

             Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

             Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

             (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be no less than 100% of the Fair Market Value of a share of Stock on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

             (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

             (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Installment exercise restrictions may be based upon the lapse of time, the attainment of specified performance goals, or a combination of each. Notwithstanding the foregoing, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Company, but not to exceed sixty (60) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or more than 50% of the outstanding Stock of the Company.

             (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. Payment in full or in part also may be made in the form of unrestricted Stock already owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised). No shares of Stock shall be issued until full payment therefor has been made.

             (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

             (f) Termination by Death. If an optionee's employment by the Company or any Subsidiary corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

             (g) Termination by Reason of Disability. If an optionee's employment by the Company or any Subsidiary corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised in full, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

             (h) Termination by Reason of Retirement. If an optionee's employment by the Company or any Subsidiary corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

             (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company or any Subsidiary corporation terminates for any reason other than death, Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at such termination, but may not be exercised after three months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter; provided, however, that if the optionee's employment is terminated for Cause, all rights under the Stock Option shall terminate and expire upon such termination.

             (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company or any Subsidiary corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

             (k) Annual Limit on all Stock Options. No eligible person may be granted any Stock Options for more than 200,000 shares of Stock in the aggregate during any calendar year period. For this purpose, each calendar year period shall begin on January 1 and shall end on the following December 31.

             SECTION 6.  Transfer, Leave of Absence, etc.

             For purposes of the Plan, the following events shall not be deemed a termination of employment:

             (a) a transfer of an employee from the Company to a Subsidiary corporation, or from a Subsidiary corporation to the Company, or from one Subsidiary corporation to another;

             (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

             (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

             SECTION 7.  Amendments and Termination.

             The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee under a Stock Option theretofore granted, without the optionee's consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with rules promulgated by the Securities and Exchange Commission under authority granted in Section 16 of the Securities Exchange Act of 1934, as amended, Section 422 of the Code or any other regulatory requirements.

             The Committee may amend the terms of any option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

             SECTION 8. Unfunded Status of Plan.

             The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a optionee by the Company, nothing contained herein shall give any such optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

             SECTION 9.  General Provisions.

             (a) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary corporation any right to continued employment with the Company or a Subsidiary corporation, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary corporation to terminate the employment of any of its employees at any time.

             (b) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this
Section 9(b). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

             SECTION 10.  Effective Date of Plan.

             The Plan shall be effective on February 11, 1994 (the date of approval by the Board), subject to approval by a vote of the holders of a majority of the Stock present and entitled to vote at the Annual Meeting of the Company's shareholders on May 4, 1994 and shall expire (unless terminated earlier) as of February 10, 2004. Awards may be granted under the Plan prior to shareholder approval, provided such awards are made subject to shareholder approval.